EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-82968, 33-98896, 333-04633 and 333-82183) pertaining to the
Movie Gallery, Inc. 1994 Stock Plan and in the Registration Statement (Form S-3 No. 33-95854) of Movie Gallery, Inc. and the related Prospectus, of our report dated February 16, 2001 (except for Note 8, as to which the date is March 30, 2001) with respect to the consolidated financial statements of Movie Gallery, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended December 31, 2000.


                                             /s/ Ernst & Young, LLP




Birmingham, Alabama
March 30, 2001